Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Annual Report on Form 10-K of Chiquita Brands International, Inc. of our report dated March 11, 2005, with respect to the consolidated financial statements of Chiquita Brands International, Inc., included in the 2004 Annual Report to Shareholders of Chiquita Brands International, Inc.

Our audits also included the financial statement schedules of Chiquita Brands International, Inc. listed in Item 15(a). These schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We consent to the incorporation by reference in the following Registration Statements and related prospectuses of Chiquita Brands International, Inc. of our report dated March 11, 2005 with respect to the consolidated financial statements of Chiquita Brands International, Inc., incorporated herein by reference, our report dated March 11, 2005, with respect to the Chiquita Brands International, Inc. management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Chiquita Brands International, Inc., included herein, and our report included in the preceding paragraph with respect to the financial statement schedules of Chiquita Brands International, Inc. included in this Annual Report on Form 10-K of Chiquita Brands International, Inc.

Form	Registration No.	Description

S-4	333-121843	Offering of $250 million of 7 ½% Senior Notes due 2014

S-8	333-115675	Chiquita Savings and Investment Plan

S-8	333-115673	Aguirre Individual Plan

S-8	333-115671	Employee Stock Purchase Plan

S-8	333-88514	2002 Stock Option Incentive Plan

Cincinnati, Ohio

March 11, 2005